EXPLANATORY NOTE

This Post-Qualification Amendment No. 2, or this Amendment, to the Offering Statement on Form 1-A filed by Red Oak Capital Intermediate Income Fund, LLC on July 21, 2020, as amended (the “Original Filing”), is being filed solely to include certain exhibits previously omitted from the Post-Qualification Amendment No. 1 to the Original Filing. Accordingly, this Amendment consists only of the explanatory note, the signature page to the Form 1-A, the exhibit index and exhibits indicated therein. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Intermediate Income Fund, LLC*

(1)(b)	First Amendment to Managing Broker-Dealer Agreement by and between Crescent Securities Group, Inc. and Red Oak Capital Intermediate Income Fund, LLC

(2)(a)	Certificate of Formation of Red Oak Capital Intermediate Income Fund, LLC*

(2)(b)	Limited Liability Company Agreement of Red Oak Capital Intermediate Income Fund, LLC*

(3)(a)	Form of Indenture between Red Oak Capital Intermediate Income Fund, LLC and UMB Bank, N.A.*

(3)(b)	Form of Bond*

(3)(c)	Form of Pledge and Security Agreement*

(4)	Subscription Agreement

(11)(a)	Consent of UHY LLP

(11)(b)	Consent of Kaplan, Voekler, Cunningham & Frank PLC**

(12)	Opinion of Kaplan, Voekler, Cunningham & Frank, PLC regarding legality of the Bonds
_____________
* Previously filed
** Included with the legal opinion filed pursuant to item (12)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids of Michigan on January 3rd of 2021.

RED OAK CAPITAL INTERMEDIATE INCOME FUND, LLC a Delaware limited liability company

By:	Red Oak Capital Participation Fund GP, LLC,
a Delaware limited liability company
Its:	Sole Member

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Manager

By:	/s/ Joseph Elias
Name:	Joseph Elias
Its:	Manager

By:	/s/ Kevin Kennedy
Name:	Kevin Kennedy
Its:	Manager

By:	/s/ Jason Anderson
Name:	Jason Anderson
Its:	Manager

By:	/s/ Raymond Davis
Name:	Raymond Davis
Its:	Manager

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Its:	Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jason Anderson
Name:	Jason Anderson
Its:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)